Exhibit 99.6

Tree.com, Inc. and Subsidiaries

Consolidated Statements of Operations

Year Ended December 31, 2007

(In thousands)

	Quarter Ended March 31	Quarter Ended June 30	Quarter Ended September 30	Quarter Ended December 31
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue	$109,999	$110,639	$74,953	$50,787
Cost of revenue (exclusive of depreciation shown separately below)	20,496	20,942	18,279	13,397
Gross margin	89,503	89,697	56,674	37,390
Selling and marketing expense	56,478	56,852	43,755	30,527
General and administrative expense	30,046	27,514	23,166	18,518
Product development	4,270	3,896	3,844	2,981
Proceeds from a legal settlement	—	—	(15,000)	—
Amortization of intangibles	4,274	6,013	3,993	20,189
Restructuring expense	—	4,598	6,401	11,868
Depreciation	2,839	2,580	2,431	2,208
Goodwill impairment	—	—	—	459,463
Operating loss	(8,404)	(11,756)	(11,916)	(508,364)
Other income (expense):
Interest income	70	207	368	526
Interest expense	(280)	(241)	(236)	(229)
Other income	1	—	13	—
Total other (expense) income, net	(209)	(34)	145	297
Loss before income taxes	(8,613)	(11,790)	(11,771)	(508,067)
Income tax benefit (provision)	3,490	4,298	5,478	(23,427)
Net loss	$(5,123)	$(7,492)	$(6,293)	$(531,494)

Non-cash compensation expense is included in the following line items in the consolidated statements of operations:

Cost of revenue	$79	$97	$85	$(13)
Selling and marketing expense	85	107	93	(13)
General and administrative expense	956	1,153	295	(1)
Product development	1	1	—	—
Total non-cash compensation expense	$1,121	$1,358	$473	$(27)

Tree.com, Inc. and Subsidiaries

Consolidated Statements of Operations (Continued)

Year Ended December 31, 2007

(In thousands)

	Quarter Ended March 31	Six Months Ended June 30	Nine Months Ended September 30	Year Ended December 31
	(unaudited)	(unaudited)	(unaudited)	(audited)
Revenue	$109,999	$220,638	$295,591	$346,378
Cost of revenue (exclusive of depreciation shown separately below)	20,496	41,438	59,717	73,114
Gross margin	89,503	179,200	235,874	273,264
Selling and marketing expense	56,478	113,330	157,085	187,612
General and administrative expense	30,046	57,560	80,726	99,244
Product development	4,270	8,166	12,010	14,991
Proceeds from a legal settlement	—	—	(15,000)	(15,000)
Amortization of intangibles	4,274	10,287	14,280	34,469
Restructuring expense	—	4,598	10,999	22,867
Depreciation	2,839	5,419	7,850	10,058
Goodwill impairment	—	—	—	459,463
Operating loss	(8,404)	(20,160)	(32,076)	(540,440)
Other income (expense):
Interest income	70	277	645	1,171
Interest expense	(280)	(521)	(757)	(986)
Other income	1	1	14	14
Total other expense, net	(209)	(243)	(98)	199
Loss before income taxes	(8,613)	(20,403)	(32,174)	(540,241)
Income tax benefit (provision)	3,490	7,788	13,266	(10,161)
Net loss	$(5,123)	$(12,615)	$(18,908)	$(550,402)

Non-cash compensation expense is included in the following line items in the consolidated statements of operations:

Cost of revenue	$79	$176	$261	$248
Selling and marketing expense	85	192	285	272
General and administrative expense	956	2,109	2,404	2,403
Product development	1	2	2	2
Total non-cash compensation expense	$1,121	$2,479	$2,952	$2,925

Tree.com, Inc. and Subsidiaries

Consolidated Statements of Operations

Year Ended December 31, 2006

(In thousands)

	Quarter Ended March 31	Quarter Ended June 30	Quarter Ended September 30	Quarter Ended December 31
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue	$122,658	$120,747	$120,230	$112,843
Cost of revenue (exclusive of depreciation shown separately below)	17,909	18,837	19,386	17,085
Gross margin	104,749	101,910	100,844	95,758
Selling and marketing expense	60,293	58,094	52,473	48,050
General and administrative expense	28,920	28,711	30,560	31,093
Product development	3,890	3,547	3,879	3,852
Amortization of intangibles	7,266	7,284	5,157	4,311
Depreciation	3,458	2,819	2,964	2,469
Operating income	922	1,455	5,811	5,983
Other income (expense):
Interest income	107	89	136	975
Interest expense	(419)	(388)	(378)	(371)
Other income (expense)	—	9	(212)	(4)
Total other (expense) income, net	(312)	(290)	(454)	600
Earnings before income taxes	610	1,165	5,357	6,583
Income tax provision	(224)	(419)	(2,117)	(2,262)
Net income	$386	$746	$3,240	$4,321

Non-cash compensation expense is included in the following line items in the consolidated statements of operations:

Cost of revenue	$54	$71	$72	$66
Selling and marketing expense	59	79	78	73
General and administrative expense	(1,059)	741	989	932
Product development	20	—	1	1
Total non-cash compensation expense	$(926)	$891	$1,140	$1,072

Tree.com, Inc. and Subsidiaries

Consolidated Statements of Operations (Continued)

Year Ended December 31, 2006

(In thousands)

	Quarter Ended March 31	Six Months Ended June 30	Nine Months Ended September 30	Year Ended December 31
	(unaudited)	(unaudited)	(unaudited)	(audited)
Revenue	$122,658	$243,405	$363,635	$476,478
Cost of revenue (exclusive of depreciation shown separately below)	17,909	36,746	56,132	73,217
Gross margin	104,749	206,659	307,503	403,261
Selling and marketing expense	60,293	118,387	170,860	218,910
General and administrative expense	28,920	57,631	88,191	119,284
Product development	3,890	7,437	11,316	15,168
Amortization of intangibles	7,266	14,550	19,707	24,018
Depreciation	3,458	6,277	9,241	11,710
Operating income	922	2,377	8,188	14,171
Other income (expense):
Interest income	107	196	332	1,307
Interest expense	(419)	(807)	(1,185)	(1,556)
Other income (expense)	—	9	(203)	(207)
Total other expense, net	(312)	(602)	(1,056)	(456)
Earnings before income taxes	610	1,775	7,132	13,715
Income tax provision	(224)	(643)	(2,760)	(5,022)
Net income	$386	$1,132	$4,372	$8,693

Non-cash compensation expense is included in the following line items in the consolidated statements of operations:

Cost of revenue	$54	$125	$197	$263
Selling and marketing expense	59	138	216	289
General and administrative expense	(1,059)	(318)	671	1,603
Product development	20	20	21	22
Total non-cash compensation expense	$(926)	$(35)	$1,105	$2,177